Exhibit 21

                      SUBSIDIARIES OF REGISTRANT


Subsidiary of Registrant        State of Incorporation          D/B/A'S
------------------------        ----------------------          -------

Southington Savings Bank        Connecticut                     None



Subsidiaries of Southington
Savings Bank                    State of Incorporation          D/B/A'S
------------                    ----------------------          -------

BCI Financial
Corporation                     Connecticut                     None

SSB Mortgage Corporation        Connecticut                     None